UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12
H. J. Heinz Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The following fact sheeting was sent to certain employees of H. J. Heinz Company on March 4, 2013.

FY13 Retention Restricted Stock Units (RSUs) – Fact Sheet (rev. 3/4/13)

This is a summary document; the Restricted Stock Unit Award and Agreement (the “Award Agreement”) and the Third Amended and Restated Fiscal Year 2003 Stock Incentive Plan (the “Plan”) under which your RSUs were granted supersede any information provided herein.  All capitalized terms shall have the same meanings as the capitalized terms in the Plan.  This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

RSU Grants

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The timing and approval of RSU grants are subject to the discretion of the Management Development and Compensation Committee (the “MDCC”) of the Board of Directors and/or the members of the executive management team designated by the MDCC.

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The number of RSUs granted was either (i) determined by dividing the RSU grant value by the share price as of market close on the grant date rounded to the nearest whole number or (ii) a fixed number of shares.

•	RSUs, whether vested or unvested, count towards achieving your stock ownership guidelines (SOG) (applicable to executives in Bands 10 - 14).
•	RSUs do not have voting rights until the Distribution Date (refer to Section 8 of the Award Agreement for the various dates).

RSU Vesting

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Vesting is either 100% on the third anniversary of the grant date or 25% per year on the anniversary of the grant date, as set forth in Section 3 of the Agreement.  RSUs are distributed to you upon the vesting date~~.~~

Covenants

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The Award Agreement includes, without limitation, (i) a confidentiality covenant, (ii) a non-solicitation covenant with a term of up to 18 months, (iii) a non-compete covenant with a term of up to 18 months, and (iv) penalties for breaching the foregoing covenants, including the forfeiture of any unvested RSUs and accrued but unpaid dividends. The specific terms of these covenants may vary in certain non-U.S. jurisdictions.  Please review Sections 5 and 6 of the Award Agreement, which include the covenants applicable to you.

Dividends

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An amount equal to the accumulated dividends payable on the shares of Common Stock represented by your unvested RSUs will be paid directly to you as soon as practicable following the date upon which the RSUs vest.  This payment will be calculated based upon the number of RSUs in your account as of each quarterly dividend record date.  This payment will be reported as income to the applicable taxing authorities, and federal, state, local and/or foreign income and/or any employment taxes will be withheld from such payments, as and to the extent required by applicable law.

•	Vested RSUs will generate actual dividend checks as declared by the Company; you can elect to have your dividends reinvested in your Fidelity account.

Tax Implications and Withholding

•	All dividends, whether paid through payroll or directly from the transfer agent, are taxable (as discussed above).
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As and to the extent required by applicable law, when RSUs are distributed (at vesting), shares will be reduced from your account in an amount sufficient to fund the withholding required for the additional taxable income.

•	Additional income from the distribution of vested shares and the associated withholding, if applicable, is reported on your payroll record in a pay period following the vesting date.

Termination Provisions

•	Unvested retention RSUs and accrued but unpaid dividends will be forfeited in the event of the recipient’s termination for any reason.

Change in Control

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In the proposed merger, Heinz will be the Surviving Corporation.  Accordingly, except as described in the following sentence, the award will not be accelerated but will continue to vest according to its original terms and conditions, subject to forfeiture in the event of termination prior to vesting.  In the event that, following completion of the proposed merger, your employment is involuntarily terminated without cause, your award will vest 100% and be paid out in cash, based on the merger consideration, less applicable withholdings.

Tracking your RSU Account

•	Participants can view their account at www.netbenefits.fidelity.com.
•	U.S. participants can contact Fidelity Customer Service at 1-800-544-9354.
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Non-U.S. participants can call toll-free by dialing the international access code + 800-544-0275.  Please refer to  http://www.business.att.com/bt/dial_guide.jsp to find the appropriate international access code.

Cautionary Statement Regarding Forward-Looking Statements

This communication and H. J. Heinz’s (the “Company”) other public pronouncements contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include the Company’s expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond the Company’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement,

•	the failure to receive, on a timely basis or otherwise, the required approvals by the Company’s shareholders and government or regulatory agencies,

•      the risk that a closing condition to the proposed merger may not be satisfied,

•      the failure to obtain the necessary financing in connection with the proposed merger,

•	the ability of the Company to retain and hire key personnel and maintain relationship with customers, suppliers and other business partners pending the consummation of the proposed merger, and

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other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger between the Company and a subsidiary of Hawk Acquisition Holding Corporation.  In connection with the proposed merger, the Company will file a preliminary proxy statement and a definitive proxy statement with the United States Securities and Exchange Commission (“SEC”).  The information contained in the preliminary filing will not be complete and may be changed.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT

BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The definitive proxy statement will be mailed to the shareholders of the Company seeking their approval of the proposed merger.  The Company’s shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: H. J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department.  In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC’s website, www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger.  Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on August 28, 2012.  These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at: H. J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s shareholders in connection with the proposed merger will be set forth in the preliminary proxy statement when it is filed with the SEC.